EXHIBIT 23.0


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-16739) of Oregon Steel Mills, Inc. of our report dated June 1, 1998 relating to the Oregon Steel Mills, Inc. Employee Stock Ownership Plan which appears on page 1 of this Form 11-K.




/s/PRICE WATERHOUSE LLP
-----------------------
PRICE WATERHOUSE LLP


Portland, Oregon
June 25, 1998